Exhibit 31.4

CERTIFICATION

I, Martin Garmendia, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of AerSale Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 27, 2024	By:	/s/ Martin Garmendia
Martin Garmendia
Chief Financial Officer
(principal financial officer)